Exhibit 99.1

Media Relations Contact:
Brian Ziel (408.658.1540)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (408.658.1099)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2012
FINANCIAL RESULTS

CUPERTINO, CA – October 20, 2011 – Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended September 30, 2011. The company shipped 51 million disk drives and reported revenue of $2.8 billion, gross margin of 19.5%, net income of $140 million and diluted earnings per share of $0.32. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported net income of $146 million and diluted earnings per share of $0.34 for the quarter ended September 30, 2011. For a detailed reconciliation of non-GAAP to GAAP results, see accompanying financial tables.

Additionally, Seagate returned $75 million to shareholders in the form of a dividend and repurchased $128 million of ordinary shares during the first fiscal quarter.

Acquisition of Samsung’s Hard Disk Drive Assets

The European Commission announced on October 19, 2011 that they have approved under the EU Merger Regulation, Seagate’s proposed acquisition of Samsung’s hard disk drive assets.  The company will continue to work with other regulatory bodies to secure additional approvals in the coming weeks.  Seagate believes the transaction will close by the end of calendar year 2011.

Investor Communications

Seagate will hold a conference call to review its first fiscal quarter today at 2:00 p.m. Pacific Time. The conference call will consist of opening comments from Steve Luczo, CEO, followed by a question and answer session with the executive management team. During today’s conference call, the company will provide an update on its Thailand operations. In light of the situation in Thailand, the company will provide limited guidance for the December quarter.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

Dividend

The Board of Directors has approved a quarterly cash dividend of $0.18 per share which will be payable on November 18, 2011 to shareholders of record as of the close of business on November 3, 2011. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Conference Call

The conference call can be accessed online at http://www.seagate.com/investors or by telephone as follows:

USA:  (866) 202-3048

International:  (617) 213-8843

Participant Passcode:  42254951

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 30, 2011 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; the risk that the previously announced transaction with Samsung Electronics Co., Ltd. ("Samsung”) will not be consummated and the risk that the Company will incur significant costs in connection with the transaction with Samsung; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 17, 2011, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	September 30, 2011	July 1, 2011 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,474	$2,677
Short-term investments	426	474
Restricted cash and investments	88	102
Accounts receivable, net	1,449	1,495
Inventories	825	872
Deferred income taxes	97	99
Other current assets	639	706
Total current assets	5,998	6,425

Property, equipment and leasehold improvements, net	2,190	2,245
Deferred income taxes	374	374
Other assets, net	170	181
Total Assets	$8,732	$9,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,674	$2,063
Accrued employee compensation	142	199
Accrued warranty	182	189
Accrued expenses	469	438
Accrued income taxes	12	14
Current portion of long-term debt	560	560
Total current liabilities	3,039	3,463

Long-term accrued warranty	152	159
Long-term accrued income taxes	73	67
Other non-current liabilities	119	121
Long-term debt, less current portion	2,924	2,952
Total Liabilities	6,307	6,762

Shareholders’ equity:
Total Shareholders’ Equity	2,425	2,463
Total Liabilities and Shareholders’ Equity	$8,732	$9,225

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 1, 2011.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2011	October 1, 2010

Revenue	$2,811	$2,697

Cost of revenue	2,262	2,147
Product development	208	209
Marketing and administrative	105	105
Amortization of intangibles	—	1
Restructuring and other, net	—	4
Total operating expenses	2,575	2,466

Income from operations	236	231

Interest income	1	2
Interest expense	(69)	(46)
Other, net	(16)	(34)
Other expense, net	(84)	(78)

Income before income taxes	152	153
Provision for income taxes	12	4
Net income	$140	$149

Net income per share:
Basic	$0.33	$0.32
Diluted	0.32	0.31
Number of shares used in per share calculations:
Basic	421	471
Diluted	433	487

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended

	September 30, 2011	October 1, 2010

OPERATING ACTIVITIES
Net income	$140	$149

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	182	189
Share-based compensation	12	13
Loss on redemption of debt	5	24
Gain on sale of property and equipment	(10)	—
Deferred income taxes	—	8
Other non-cash operating activities, net	10	(7)

Changes in operating assets and liabilities:
Accounts receivable, net	49	(111)
Inventories	47	14
Accounts payable	(298)	159
Accrued employee compensation	(57)	(136)
Accrued expenses, income taxes and warranty	12	10
Other assets and liabilities	68	(67)
Net cash provided by operating activities	160	245

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(218)	(358)
Proceeds from the sale of property and equipment	8	—
Purchases of short-term investments	(254)	(80)
Sales of short-term investments	214	38
Maturities of short-term investments	87	11
Change in restricted cash and investments	14	12
Other investing activities, net	—	(2)
Net cash used in investing activities	(149)	(379)

FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	(34)	(362)
Repurchases of ordinary shares	(128)	—
Proceeds from issuance of ordinary shares under employee stock plans	26	16
Dividends to shareholders	(78)	—
Net cash used in financing activities	(214)	(346)

Decrease in cash and cash equivalents	(203)	(480)
Cash and cash equivalents at the beginning of the period	2,677	2,263
Cash and cash equivalents at the end of the period	$2,474	$1,783

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended

		September 30, 2011	October 1, 2010

GAAP net income		$140	$149
Non-GAAP adjustments:
Total operating expenses	A	(6)	7
Other expense, net	B	12	24

Non-GAAP net income		$146	$180

Diluted net income per share:
GAAP		$0.32	$0.31

Non-GAAP		$0.34	$0.37

Shares used in diluted net income per share calculation:		433	487

A

For the three months ended September 30, 2011, Product development and Marketing and administrative expenses on a GAAP basis totaled $313 million for the September quarter, while non-GAAP Product development and Marketing and administrative expenses, which excludes the net impact of certain adjustments was $319 million. The non-GAAP adjustments reflect the net impact from the reversal of previously accrued litigation costs and a gain on the sale of a building, offset by costs associated with the previously announced transaction with Samsung and an adjustment to the expected exit costs related to certain sub-leased facilities.

For the three months ended October 2, 2010, non-GAAP adjustments to Total operating expense reflect the impact from amortization of purchased intangible assets acquired in acquisitions and an adjustment to exit costs related to certain sub-leased facilities.

B

For the three months ended September 30, 2011, non-GAAP adjustments to Other expense for the quarter on a GAAP basis was an expense of $84 million, which includes a $5 million loss related to the early retirement of $30 million of the principal amount of our 10% secured notes and a $7 million write-down of an equity investment. Excluding these items, non-GAAP other income and expense was $72 million.

For the three months ended October 1, 2010, non-GAAP adjustments to Other expense, net reflect a $24 million loss related to the early retirement of our 5.75% Subordinated Debentures and 2.375% Convertible Senior Notes.